Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.paragontechnologiesinc.com


             PARAGON TECHNOLOGIES SETTLES LITIGATION WITH COMPETITOR
                                    - - - - -

EASTON, PA -- February 17, 2004 -- Paragon Technologies, Inc. ("Paragon" or "the Company") (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, announced today that it recently settled litigation with a competitor.

In July 2003, a competitor filed an action against the Company in the United States District Court for the District of New Jersey alleging, among other things, that certain of the Company's products infringed patents held by the competitor. The competitor was seeking monetary damages and injunctive relief against the Company. Paragon denied the material allegations of the complaint, asserted counterclaims against the competitor, and instructed counsel to defend the Company against all charges. During the third quarter of 2003, Paragon accrued an estimate of $1,020,000 for defense costs associated with the resolution of the action filed against the Company.

On February 10, 2004, a settlement was reached between the Company and the competitor. This settlement is a compromise of disputed claims and should not be construed as an admission by

                                     [MORE]


--------------------------------------------------------------------------------
     PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                       o 610.252.3205 o Fax 610.252.3102
                     E-mail: info@paragontechnologiesinc.com

PARAGON TECHNOLOGIES                                                      Page 2
--------------------------------------------------------------------------------


any of the parties to this litigation of any wrongdoing. Under the settlement, the competitor dismissed the action and agreed that the Company's products involved in the litigation are immune from suit for infringement of any of the competitor's intellectual property rights. In exchange, Paragon agreed to dismiss its counterclaims and paid the competitor $1,125,000.

Len Yurkovic, President and CEO of Paragon Technologies, states, "We are pleased that this matter has been brought to a swift conclusion and the controversy resolved between the parties. The Settlement Agreement removes the uncertainty of litigation outcome and its possible adverse effects on future performance, and it also eliminates the time, inconvenience and distraction of protracted litigation as we strive to enhance shareholder value."


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.


                             * * *

_________________________
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                        www.paragontechnologiesinc.com.